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                                                                    EXHIBIT 99.A
FOR RELEASE FEBRUARY 21, 2001


              Contact :  Lee Grubb, Chief Financial Officer
                         972-869-3400
                         lgrubb@thomasgroup.com

o   YEAR 2000 EARNINGS RELEASE CONFERENCE CALL

Dallas, Texas, February 21, 2001 -Thomas Group, Inc (NASDAQ:TGIS) is announcing a conference call with Senior Management of Thomas Group, Inc.

         Tuesday, February 27, 2001, at 8:00 A.M. CST, 9:00 A.M. EST

During the conference call, Senior Management of Thomas Group will discuss the Year 2000 Earnings which will be released one hour earlier, on Tuesday, February 27, 2001 at 7:00 a.m. CST / 8:00 a.m. EST.

Following Management's statement there will be a question and answer session, open to all callers.

To participate in the conference call, please call 800-288-9626 from the U.S., or 612-332-0335 from outside the U.S., on Tuesday, February 27th at 7:55 a.m. CST / 8:55 a.m. EST. You will need to know the name of

the company:                             Thomas Group
the company contact:                     Lee Grubb

If you have any questions, please contact Lee Grubb at 972-869-3400.

To play back the full recorded text of the conference call, U.S. callers may call 800-475-6701 and international callers may call 320-365-3844. The Conference Call ID# is 572853. Playback is available from 12:30 p.m. CST on Tuesday, February 27, 2001, until 11:59 p.m. CST on Tuesday, March 6, 2001.